UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: November 1, 2012
Date of Earliest Event Reported: November 1, 2012
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1111 West Jefferson Street, Suite 200
Boise, Idaho 83702-5388
(Address of principal executive offices) (Zip Code)
(208) 384-7000
(Registrants' telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the "company," "we," "us," "our," or "Boise" refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 2.02	Results of Operations and Financial Condition.
On November 1, 2012, we issued an earnings release announcing our third quarter financial results, a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K. Additionally, Exhibit 99.2, a copy of which is furnished, includes statistical information relative to our quarterly performance. Management will review the company's performance during a webcast and conference call to be held today, November 1, at 11:00 a.m. Eastern. To link to the webcast, go to our website at www.BoiseInc.com and click on About Boise Inc. to reach the link to the webcast under Webcasts & Presentations on the Investors menu. To join the conference call, dial 866-841-1001. International callers should dial 832-445-1689.
We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our earnings release.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibits are furnished as part of this current report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Boise Inc. Earnings Release dated November 1, 2012

Exhibit 99.2	Boise Inc. Quarterly Statistical Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By	/s/ KAREN E. GOWLAND	By	/s/ KAREN E. GOWLAND
	Karen E. Gowland Senior Vice President, General Counsel and Secretary		Karen E. Gowland Senior Vice President, General Counsel and Secretary
Date: November 1, 2012

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